Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to Registration Statement No. 333-187122 on Form S-4 of our report dated March 6, 2013, relating to the consolidated financial statements and financial statement schedules of Cole Credit Property Trust II, Inc. appearing in the joint proxy statement/prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such joint proxy statement/prospectus.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

March 28, 2013